EXHIBIT 99.3

                             NON-CASH ELECTION FORM
          TO ACCOMPANY ALL CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF
                              SUN SPORTSWEAR, INC.
                   IN THE EVENT A HOLDER ELECTS TO RETAIN ALL
                      OF HIS SHARES IN CONNECTION WITH THE
                      MERGER OF BSI HOLDINGS, INC. WITH AND
                            INTO SUN SPORTSWEAR, INC.

        This Form is to accompany all of a holder's certificates for shares of common stock, no par value ("Sun Common Stock"), of Sun Sportswear, Inc. ("Sun" or the "Company"), if this Form is submitted pursuant to an election (a "Non-Cash Election") to retain shares of Sun Common Stock in connection with the proposed merger (the "Merger") of BSI Holdings, Inc., with and into Sun. Upon consummation of the Merger, the name of the surviving Washington corporation will be Brazos Sportswear, Inc. ("Brazos Washington"). In the event holders of Sun Common Stock on January 31, 1997 (the "Record Date") do not vote in favor of the Reincorporation (as defined below), individuals making a Non-Cash Election will receive a certificate for the same number of shares of Brazos Washington as shares of Sun Common Stock held on the Record Date. HOLDERS OF SUN COMMON STOCK WHO DO NOT WISH TO MAKE A NON-CASH ELECTION (ANY SUCH HOLDER, A "NON-ELECTING HOLDER") NEED NOT SUBMIT THIS FORM OR ANY CERTIFICATES AT THIS TIME. Fifty percent (50%) of each share of Sun Common Stock owned by any such Non-Electing Holder will automatically be converted into the right to receive an amount equal to $2.20 in cash from Sun following the Merger. In the event holders of Sun Common Stock on the Record Date vote in favor of a proposed reincorporation in Delaware immediately following the Merger (the "Reincorporation"), and in connection therewith approve a one-for-five reverse stock split, all holders of Sun Common Stock outstanding or issuable upon consummation of the Merger, including holders who make a Non-Cash Election, will have their shares automatically converted into .2 shares of the new Delaware corporation, Brazos Sportswear, Inc. ("Brazos Delaware"). No fractional shares will be issued in the Reincorporation. In lieu thereof, Brazos Delaware will make a cash payment attributable to fractional shares based on the closing price per share for the Sun Common Stock on the Nasdaq/National Market System on the last trading day immediately preceding the effective date of the Reincorporation.

        To: U.S. Stock Transfer Corp. Transfer Agent:

                                    By mail:
                            U.S. Stock Transfer Corp.
                               Attn: Richard Brown
                           1745 Gardena Av., 2nd floor
                               Glendale, CA 91204


                By Facsimile:                Confirm by telephone to:

               (818) 502-0674                    (818) 502-1404

Delivery of this Form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

               PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

    If you are electing to retain all of your shares, you must properly fill in the information requested in this box and return all your certificates with this Form.

BOX I

                           TOTAL NUMBER OF SHARES HELD

NAME AND ADDRESS OF REGISTERED HOLDER*             (ATTACH ADDITIONAL LIST
                                                   IF NECESSARY)

                                    TOTAL NUMBER
                                    OF SHARES             NUMBER OF
               CERTIFICATE          REPRESENTED BY        SHARES
               NUMBER               CERTIFICATE(S)        TO BE RETAINED

               Total Common Shares

    * Only certificates registered in a single form may be deposited with this Form of Election. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms of Election as there are different registrations of certificates.

Ladies and Gentlemen:

    In connection with the merger (the "Merger") of BSI Holdings, Inc., with and into Sun Sportswear, Inc. ("Sun" or the "Company"), the undersigned hereby submits the certificate(s) for shares of common stock, no par value, of Sun ("Sun Common Stock") listed above (which represent all the shares of Sun Common Stock owned by such holder) and elects, subject as set forth below 1) to have all of the shares of Sun Common Stock represented by such certificates as set forth above converted into the right to receive a certificate representing an equal number of shares of the surviving Washington corporation, Brazos Sportswear, Inc. ("Brazos Washington"), following the Merger ("Brazos Washington Shares") or 2) in the event the holders of Sun Common Stock prior to the Merger vote to reincorporate into a newly formed Delaware corporation, Brazos Sportswear, Inc. ("Brazos Delaware"), and in connection therewith to implement a one-for-five reverse stock split with respect to the Sun Common Stock outstanding or issuable upon consummation of the Merger (the "Reincorporation"), to receive shares of Brazos Delaware common stock issued pursuant to the Reincorporation ("Brazos Delaware Shares") (such election, a "Non-Cash Election," and such shares of Sun Common Stock submitted hereby, "Non-Cash Election Shares"). No fractional shares will be issuable in connection with the Reincorporation. In lieu thereof, Brazos Delaware will make a cash payment attributable to fractional shares based on the closing price per share for the Sun Common Stock on the Nasdaq/National Market System on the last trading day immediately preceding the effective date of the Reincorporation.

    It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement, dated February , 1997, relating to the Merger and the Reincorporation (as it may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Plan and Agreement of Merger, dated as of November 13, 1996 (as the same may be amended from time to time, the "Merger Agreement"), a conformed copy of which appears as Appendix A to the Proxy Statement, and (iii) the accompanying Instructions.

     If certificates of Sun Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Sun Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

     Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Brazos Washington Shares or Brazos Delaware Shares issuable in exchange for the shares of Non-Cash Election Shares represented by the certificates submitted hereby in the name of the registered holder(s) of such Non-Cash Election Shares. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for Brazos Washington Shares or Brazos Delaware Shares issuable in exchange for the shares of Non-Cash Election Shares represented by the certificates submitted hereby to the registered holder(s) of such Non-Cash Election Shares at the address or addresses shown above.

               PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX II                                      BOX III

SPECIAL PAYMENT INSTRUCTIONS                SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS D(5) AND D(6))            (SEE INSTRUCTION D(7))

To be completed ONLY if the                 To be completed ONLY if the
certificates for Brazos Washington          certificates for Brazos Washington
Shares or Brazos Delaware Shares            Shares or Brazos Delaware Shares
are to be registered in the name of         are to be registered in the name of
someone other than the registered           the registered holder(s) of Sun
holder(s) of Sun Common Stock.              Common Stock, but are to be sent to
                                            someone other than the registered
                                            holder(s) or to an address other
                                            than the address of the registered
                                            holder(s) set forth above.

Name...............................
              (PLEASE PRINT)

 ..................................         Name................................
              (PLEASE PRINT)                              (PLEASE PRINT)

Address............................         ....................................
                                                          (PLEASE PRINT)
 ...................................
        (INCLUDING ZIP CODE)                Address.............................

 ...................................         ....................................
      (TAX IDENTIFICATION OR                          (INCLUDING ZIP CODE)
      SOCIAL SECURITY NUMBER)

BOX IV

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
         (SEE INSTRUCTIONS D(1) AND D(6) CONCERNING SIGNATURE GUARANTEE)

 ....................................    Name(s):...........................
                                                   (PLEASE PRINT)
 ....................................
                                        Name(s):...........................
 ....................................               (PLEASE PRINT)
     SIGNATURE(S) OF OWNER(S)
                                        Name(s):...........................
Must be signed by registered                       (PLEASE PRINT)
holder(s) exactly as name(s)
appear(s) on stock certificate(s)
or by person(s) authorized to           ...................................
become registered holder(s) by                (AREA CODE AND TELEPHONE
certificates and documents                            NUMBERS)
transmitted herewith. If signature      ...................................
is by a trustee, executor,
administrator, guardian, officer of     ...................................
a corporation, attorney-in-fact or         (TAX IDENTIFICATION OR SOCIAL
any other person acting in a                     SECURITY NUMBER(S))
fiduciary capacity, set forth full
title in such capacity and see          DATED:........................1997.
Instruction D(3).

SIGNATURE(S)
GUARANTEED:........................
           (SEE INSTRUCTION D(6))

BOX V

                              GUARANTEE OF DELIVERY
         (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)*

The undersigned is:
                                         .......................................
                                                 (FIRM--PLEASE PRINT)
 . a member of a national securities
  exchange.
                                         .......................................
 . a member of the National Association          (AUTHORIZED SIGNATURE)
  of Securities Dealers, Inc., or
                                         .......................................
 . a commercial bank or trust company
  in the United States;
                                         .......................................

and guarantees to deliver to the         .......................................
Transfer Agent the certificates for                    (ADDRESS)
shares of Sun Common Stock to which
this Form relates, duly endorsed in      .......................................
blank or otherwise in form                          (AREA CODE AND
acceptable for transfer on the                     TELEPHONE NUMBER)
books of Sun, no later than
________________________________         .......................................
                                                     (CONTACT NAME)
-----------------------------------

                         (DO NOT WRITE IN SPACES BELOW)

                             SHARES CONVERTED INTO
SHARES             SHARES           NON-CASH         CERTIFICATE
SURRENDERED       ACCEPTED      ELECTION-SHARES          NO.           BLOCK NO.


DELIVERY PREPARED BY.................. CHECKED BY...............DATE............

                                  INSTRUCTIONS

A. SPECIAL CONDITIONS.

    1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by all of the holder's certificates representing shares of Sun Common Stock or a proper guarantee of delivery thereof, must be received by the Transfer Agent, at the address set forth above, no later than ____________________________ (the "Election Date"). Holders of Sun Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this form or facsimile hereof and having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Transfer Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Sun, no later than _____________________________). Fifty percent (50%) of the shares of Sun Common
Stock with respect to which the Transfer Agent shall have not received an effective Election prior to the Election Date, outstanding at the Effective Time of the Merger, will be converted into the right to receive an amount equal to $2.20 in cash from the Company following the Merger. See Instruction B.

    2. TERMINATION OF MERGER. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Sun Common Stock previously received by the Transfer Agent will be promptly sent by the Transfer Agent in accordance with the instructions set forth for the distribution of Brazos Delaware Shares.

B. ELECTION PROCEDURES.

    A description of the election is set forth in the Proxy Statement under "Summary -- The Merger --

Conversion of Sun Common Stock; Non-Cash Election Procedure" and "The Merger Agreement -- Manner and Basis of Converting Shares -- Conversion of Sun Common Stock". A full statement of the election is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. IN CONNECTION WITH MAKING ANY ELECTION, A HOLDER OF SUN COMMON STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "PROPOSED REINCORPORATION IN DELAWARE".

C. RECEIPT OF BRAZOS WASHINGTON SHARES OR BRAZOS DELAWARE SHARES.

    As soon as practicable after the Effective Time of the Merger and after the Election Date, the Transfer Agent will mail certificate(s) for Brazos Washington Shares or Brazos Delaware Shares, as the case may be, to the holders of Sun Common Stock with respect to each share of Sun Common Stock which is included in any effective Election. Holders of Sun Common Stock who declined to make an Election, or failed to make an effective Election, with respect to all of their shares will retain fifty percent (50%) of their shares and will receive, for the remaining fifty percent (50%) of their shares, the right to receive an amount equal to $2.20 per share in cash as soon as practicable after the certificate(s) representing such share or shares have been submitted to the Transfer Agent. If the Reincorporation is approved and effected, each retained share will be converted into .2 shares of Brazos Delaware Common Stock.

D. GENERAL.

    1. Execution and Delivery. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with all stock certificates representing the shares of Sun Common Stock held by such holder or with a duly signed guarantee of delivery of such certificates) to the Transfer Agent at any of the addresses set forth above.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

    2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates, please attach a separate list.

    3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Sun Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

    If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

    If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

    4. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please make note of this fact on the front of this Form opposite your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Brazos Washington Shares or Brazos Delaware Shares in accordance with the Merger Agreement.

    5. New Certificates in Same Name. If any stock certificate(s) representing Brazos Washington Shares or Brazos Delaware Shares are to be registered in exactly the same name(s) that appears on the certificate(s) representing shares of Sun Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) is required.

    6. New Certificates in Different Name. If any stock certificate(s) representing Brazos Washington Shares or Brazos Delaware Shares are to be registered in other than exactly the name that appears on the certificate(s) representing shares of Sun Common Stock submitted for exchange herewith, such exchange shall not be made by the Transfer Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a recognized Medallion guarantee program.

    7. Special Delivery Instructions. If the certificates for Brazos Washington Shares or Brazos Delaware Shares are to be registered in the name of the registered holder(s) of shares of Sun Common Stock, but are to be sent or returned to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

    8. Miscellaneous. A single stock certificate representing Brazos Washington Shares or Brazos Delaware Shares will be issued.

    All questions with respect to this Form and the Elections will be determined by Sun and BSI Holdings, Inc., which determination shall be conclusive and binding.

    Additional copies of this Form may be obtained from U.S. Stock Transfer Corp. (whose telephone number is (818) 502-1404.